Exhibit 20.1

Quick Facts

30 banking centers

2.0 billion in assets

$1.6 billion in loans

$1.6 billion in deposits

34% non-interest income to operating
revenue

7.22% tangible capital/tangible assets

At September 30, 2005

Indianapolis — A Market of
Opportunity

Deposits in market

$26 billion

CAGR of 6.49% from 2000 to 2004

First Indiana Bank’s market share of 6%
offers tremendous growth potential

Indianapolis — Prime Market

12th largest city in the U.S.

29th largest metropolitan area in the
U.S.

Most centrally located city of the top
100 markets in the U.S. and is served
by more segments of interstate
highway (7).

Indianapolis — Growth
Potential

Projected Growth 2004-2009

3.52%

6.88%

Total
households

11.72%

13.41%

Average income
growth

2.84%

6.65%

Population
growth

United States

Indianapolis

Source: SNL Financial/Claritas

1915 1925 1935 1945 1955 1965 1975 1985 1995 2005 2010

Evolution of FINB

1915
founded

as
Ashland
Savings
and Loan

1983 First
Indiana
Federal
Savings
Bank

1985
Trading
on
Nasdaq

2000
Acquired
SOMR

2003 Acquired
MetroBanCorp

2001
National
bank
charter

2004 New CEO

2004 Out of State
Office Sale

2004 Sale of SOMR

2004 Cost Reduction

2004 Self Tender

1934 becomes
First Federal
Savings and
Loan
Association

2005 Loan
Servicing Sale

2005 Sale of
FirstTrust

2006 New Core
Processor

2005/2006 Priorities

Emphasize revenue growth

Achieve executional excellence

Centralized operations

New outsourcing partner

Focus on our best opportunities

Central Indiana geography

Higher P/E businesses

Deposit Acquisition

Growth Strategies

1. Seizing market opportunity with high-
touch community bank model

Strong relationship orientation

Local businesses have access to top executives

22 experienced, in-market relationship managers

Local decision-making

Valued in Indianapolis market

Largest bank headquartered in Indianapolis

Strong, incentivized sales culture

Disciplined and frequent sales programs

P & L responsibility

Growth Strategies

2.  Earnings growth goal of 12+%

Increase loan growth 10+%

Optimize fee income potential

Focused cost containment culture:

Eliminated $4MM from 2004 run rate

Profit improvement of $2MM+ new outsourcing
partner

Maintain Mergent Dividend Achiever

2000

32%
42%
26%
Commercial Residential Consumer

September 2005

32%
51%
17%
Commercial Residential Consumer

Loans

Redesigned balance sheet to

Balance risk

Credit

Option

Improve risk adjusted yield

(Dollars in Thousands)

$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0

	2000	2001	2002	2003	2004	Q3 2005
Demand	$239,487	$305,198	$360,140	$453,164	$455,114	$472,607
Savings	$375,331	$447,832	$398,752	$400,804	$463,679	$478,119

Core Deposits

Lower cost,
stable
funding
source

Total core
deposits
CAGR=10%

Savings
CAGR=5%

Checking
CAGR
=15%

–

–

2000
17%
27%
56%
Demand Savings CDs

September 2005
33%
33%
34%
Demand Savings CDs

Deposits

Redesigned deposit funding

Lower costs

Increase client relationships

(Dollars in Thousands)

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0

	2000	2001	2002	2003	2004	Q3-05
Reserves for loan losses	$33,578	$37,135	$44,469	$53,197	$53,172	$41,046
Non-performing Assets	$35,141	$46,803	$51,756	$38,882	$21,445	$6,447

Credit Quality

0.40%

1.32%

1.82%

NPL to Loans

269%

3.54%

2004

644%

103%

Allowance to
NPL

2.59%

1.88%

Allowance to
loans

Q3-05

2000

Well-reserved

Improving credit quality

7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.00%
3.90%
3.80%
3.70%
3.60%
3.50%
3.40%
3.30%
3.20%
3.10%
3.00%

	Q1 '00	Q2 '00	Q3 '00	Q4 '00	Q1 '01	Q2 '01	Q3 '01	Q4 '01	Q1 '02	Q2 '02	Q3 '02	Q4 '02	Q1 '03	Q2 '03	Q3 '03	Q4 '03	Q1 '04	Q2 '04	Q3 '04	Q4 '04	Q1 '05	Q2 '05	Q3 '05
Fed Funds Rate	6.0	6.5	6.5	6.5	5.0	3.7	3.0	1.7	1.7	1.7	1.7	1.2	1.2	1.0	1.0	1.0	1.0	1.2	1.7	2.2	2.7	3.2	3.7
Net Interest Margin	3.9	3.8	3.9	3.8	3.8	3.7	3.7	3.4	3.5	3.7	3.8	3.6	3.7	3.8	3.6	3.5	3.5	3.3	3.6	3.6	3.7	3.8	3.9

Net Interest Margin

Net Interest
Margin

Fed Funds
Rate

(Dollars in Thousands)

$50,000
$40,000
$30,000
$20,000
$10,000
$0
40%
35%
30%
25%
20%
15%
10%
5%
0%

	2000	2001	2002	2003	2004	Sept. 2005 YTD Annualized
Other	$7,204	$7,598	$7,315	$4,324	$6,090	$3,155
Consumer	$5,050	$9,240	$8,423	$10,806	$10,476	$10,380
Trust Fees	$1,727	$2,284	$2,614	$3,028	$3,584	$3,704
Loan Fees	$3,367	$3,736	$2,723	$2,610	$3,039	$2,013
Deposit Charges	$6,238	$11,544	$14,963	$16,895	$17,246	$16,693
% of Revenue	23.27%	31.70%	33%	33%	37%	34%

Non-Interest Income

(Dollars in Thousands)

$25,000
$20,000
$15,000
$10,000
$5,000
$0

	Q1'03	Q2'03	Q3'03	Q4'03	Q1'04	Q2'04	Q3'04	Q4'04	Q1'05	Q2 '05	Q3 '05
Non-interest Expense	$17,031	$16,990	$18,642	$20,094	$17,826	$17,606	$20,379	$15,667	$16,010	$16,963	$16,627

Non-Interest Expense

Capitalization

Peers*

9/30/05

FINB

9/30/05

9.30%

7.22%

8.80%

7.97%

Tangible Capital +
Reserves/Tangible Assets

7.09%

Tangible Equity/Tangible
Assets

8.81%

Equity/Assets

Self Tender of 11.0% of shares outstanding
in December 2004

Strong capital position

*$1-$10 billion US banks

Source: SNL

Experienced Management Team

1

20

First Vice President, Treasury
Management/Private Banking

Stacy Flanigan

13

23

34

31

23

31

Years in the
Industry

Years at
FINB

Title

Name

2

First Vice President, Retail
Banking

Kenneth D. Hall

2

Senior Vice President, Corporate
Lending

Reagan K. Rick

3

Senior Vice President, Chief
Credit Officer

David L. Maraman

23

Senior Vice President, Consumer
Banking

David A. Lindsey

6

Senior Vice President and CFO

William J. Brunner

2

President and CEO

Robert H. Warrington

First Indiana Corporation

Strong market opportunity

Indianapolis

Prime location

Opportunity for growth

Focused strategy

Risk management

Strategic vision

Diversified balance sheet mix

Improved credit metrics

Strong reserves

Robust capital position

Experienced management team

Valuation

*$1-$10 billion US banks     9/30/05    Source: SNL Financial

14.7x

16.1x

Price/2006 EPS Estimate

2.02%

2.35%

Dividend Yield

—

$0.80

Dividend

16.4x

19.0x

Price/2005 EPS Estimate

275%

331%

Price/Tangible Book

—

$ 34.07

Stock Price (9/30/05 close)

Peers*

FINB

**Regional Banks    Source:  Sandler O’Neill & Partner, L.P.

1.6

1.5

PEG Ratio

Peers**

FINB

Contact Information

Robert H. Warrington

President and COO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

rhw@firstindiana.com

317-269-1306

William J. Brunner

CFO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

brunnerw@firstindiana.com

317-269-1614

This presentation, including the oral and written comments, contains forward-looking statements.  Forward-
looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.
The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation, changes in interest rates; failure of the Indiana and/or national economies to continue to improve;
failure to attract and retain a sufficient amount of deposits; delay in or inability to execute strategic initiatives designed to grow revenues and/or reduce expenses; the retention of key employees and customers; new or existing litigation; losses, customer bankruptcy, claims and assessments; new legal obligations or restrictions;
and changes in accounting, tax, or regulatory practices or requirements.  Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements is available in the corporation’s annual Report on Form 10-K for the year-ended December 31,
2004, and subsequent filings with the United Stated Securities and Exchange Commission (SEC).  Copies of
these filings are available at no cost on the SEC’s Web site at http://www.sec.gov or on the corporation’s web site at http://www.FirstIndiana.com.  Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

Forward-Looking Statement

Appendix

Experienced Management Team

President and chief operating officer of the
Corporation and president and chief executive officer
of the Bank; vice-chairman and director of Old Kent
Financial Corporation (1998-2001); various
management positions at Old Kent (1988-2001),
including chief financial officer and chairman,
president, and chief executive officer of Old Kent
Mortgage Company.

Robert H. Warrington

Chief financial officer, vice president, and treasurer
of the Corporation and chief financial officer and
senior vice president of the Bank; various positions
at Bank One Corporation (1992-1999) including CFO
Treasury Management, CFO Bank One Cincinnati
N.A., Manager of Financial Planning and Analysis
Banc One Ohio Corporation; Star Banc Corporation
(1989-1992); Wachovia Corporation (1986-1989);
Bank South Corporation (1983-1986).

William J. Brunner

Senior vice president of the Bank; during his 22
years at the Bank, has had management
responsibilities for various activities including
corporate communications, branch operations,
residential mortgage lending, consumer lending,
retail banking, and marketing; currently oversees the
national consumer lending, retail branch bank
network, and the marketing department.

David A. Lindsey

Chief credit officer of the Bank; chairman and chief
executive officer of CIB Bank in Indianapolis (1998-
2003); vice president sales, Carmel Financial
Corporation (1997-1998); president and chief
executive officer Union Fidelity Bank (1995-1997);
various positions at National City Bank (1987-1994);
OCC examiner (1972-1987).

David L. Maraman

Experienced Management Team

Manager of commercial banking (including
commercial lending and treasury management) and
legal counsel; solo legal practice concentrating on
financial transactions representing financial
institutions and growth companies (1999-2004);
associate at Ice Miller in business transaction group
(1997 -1999); senior lender, National City (1991-
1997); Lincoln National Bank (1986-1991); American
Fletcher National Bank (1983-1986).

Reagan K. Rick

Director of retail banking; various management
positions at Fifth Third Bank, including central
Indiana regional sales manager and private banking
team leader (1994-2004).

Kenneth D. Hall

Manager of treasury management and private
banking for the commercial bank;  manager of global
treasury management sales for Bank One /Chase
(1996 – 2005); various management positions for
National City Bank / Merchant National Bank (1986-
1996).

Stacy Flanigan

Indianapolis — Accolades

Money magazine named Indianapolis one of five “up and
coming cities” with a population over 1 million (June 2004).

Site Selection magazine named Indiana #1 in competitiveness
for business investment (May 2004).

Monster.com magazine named Indianapolis one of the top 10
places to live in America (2004).

The National Association of Home builders named Indianapolis the most affordable city with over 1 million people (2004).

ESPN.com magazine ranks Indianapolis the #1 Professional
Sports City in North America (2003).

Top 10 In Indianapolis

$393,535

$483,074

$558,853

$684,972

$811,704

$1,445,724

$1,822,452

$2,657,303

$4,870,648

$5,896,567

2004 Total
Deposits in
Market

(in thousands)

Lincoln Bancorp

KeyCorp

Huntington Bancshares Inc.

National Bank of Indianapolis Corp

Regions Financial Corp.

First Indiana Corporation

Fifth Third Bancorp

Waterfield Mortgage Co.

National City Corp

JP Morgan Chase & Co

Institution

1.66%

IN

2.04%

OH

2.89%

OH

2.89%

IN

3.43%

AL

6.10%

IN

7.69%

OH

11.22%

IN

20.56%

OH

24.90%

NY

2004
Total
Market
Share

Headquarters

Source:  SNL Financial

September
2005
32%
51%
17%
Commercial
Residential
Consumer
Real Estate
32%
Business 68%

Commercial Loan Mix

September
2005
51%
17%
32%
Commercial
Residential
Consumer
Fixed 34%
ARM 66%

Residential Loan Mix

September
2005
17%
32%
51%
Other 3%
HELOC 47%
Home Equity
Fixed 50%
Commercial
Residential
Consumer

Consumer Loan Mix